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                                                                    EXHIBIT 11.1

                   GENOME THERAPEUTICS CORP. AND SUBSIDIARIES

                   CALCULATION OF SHARES USED IN DETERMINING
                      PRIMARY NET INCOME (LOSS) PER SHARE

                                                                     YEAR ENDED AUGUST 31,
                                                            ----------------------------------------
                                                               1995           1996           1997
                                                            ----------     ----------     ----------
Weighted average common stock outstanding during the
  year....................................................  12,287,918     15,530,639     17,617,614
Weighted average common stock equivalents outstanding
  during the year.........................................     673,816      2,599,155             --
                                                            ----------     ----------     ----------
                                                            12,961,734     18,129,794     17,617,614
                                                            ==========     ==========     ==========

                   CALCULATION OF SHARES USED IN DETERMINING
                   FULLY DILUTED NET INCOME (LOSS) PER SHARE

                                                                     YEAR ENDED AUGUST 31,
                                                            ----------------------------------------
                                                               1995           1996           1997
                                                            ----------     ----------     ----------
Weighted average common stock outstanding during the
  year....................................................  12,287,918     15,530,639     17,617,614
Weighted average common stock equivalents outstanding
  during the year.........................................     748,823      2,599,155             --
                                                            ----------     ----------     ----------
                                                            13,036,741     18,129,794     17,617,614
                                                            ==========     ==========     ==========